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Exhibit 24.1

PROTECTIVE LIFE INSURANCE COMPANY
2801 Highway 280 South
Birmingham, Alabama 35223

        KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Insurance Company, a Tennessee corporation (the "Company"), hereby constitute and appoint John D. Johns, Steve Callaway, Jerry W. DeFoor, Judy Wilson and Barrie Stokes, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Company (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Company) one or more Registration Statements on Form S-3 of the Company, or such other form as may be desirable, to be filed jointly with Protective Life Secured, a statutory trust organized under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, any subsequent Registration Statements which may be filed under Rule 462(b) and any amendment or amendments (including post effective amendments) to such Registration Statements, relating to the senior secured notes (the "Notes") to be issued by the Trust and offered to the public, and the funding agreements to be issued by the Company and sold to the Trust in connection with the sale of the Notes, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated: October 31, 2002

Signature	Title

/s/ JOHN D. JOHNS John D. Johns	Chairman of the Board and President (Principal Executive Officer)
/s/ ALLEN W. RITCHIE Allen W. Ritchie	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ JERRY W. DEFOOR Jerry W. DeFoor	Vice President and Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ RICHARD J. BIELEN Richard J. Bielen	Director
R. Stephen Briggs	Director
/s/ J. WILLIAM HAMER, JR. J. William Hamer, Jr.	Director
/s/ T. DAVIS KEYES T. Davis Keyes	Director
/s/ CAROLYN KING Carolyn King	Director
Deborah J. Long	Director
Jim E. Massengale	Director
Steven A. Schultz	Director
/s/ WAYNE E. STUENKEL Wayne E. Stuenkel	Director

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  Exhibit 24.1
PROTECTIVE LIFE INSURANCE COMPANY 2801 Highway 280 South Birmingham, Alabama 35223